NEWS…	Contact:	Robert S. Merritt or
October 27, 2003		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

Outback Steakhouse, Inc. Provides Additional Information Regarding Restatement of Financial Reports

Tampa, Florida --- Outback Steakhouse, Inc. (NYSE:OSI) today said that it was providing additional information regarding the restatements of its financial reports as announced by the Company on Thursday, October 23, 2003.  In that statement, the Company announced that it would restate prior periods’ financial statements to reflect a compensation accounting model for its operating partner programs as compared with a partnership accounting model previously used by the Company.  As a result of the change, distributions of partnership cash flow paid to general managers and area operating partners will be treated as compensation expense instead of minority interest.  In addition, the Company’s purchase of partnership interests from area operating partners will be treated as compensation expense instead of being recorded as an intangible asset.  The following comparative data shows the restated information compared to the historical information as previously reported.
STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Year Ended December 31, 2002
	As Originally	Adjusted
	Reported	for Restatement	Change
REVENUES
Restaurant sales	$ 2,342,826	$ 2,342,826	$ -
Other revenues	19,280	19,280	-
TOTAL REVENUES	2,362,106	2,362,106	-
COSTS AND EXPENSES:
Cost of sales	858,737	858,737	-
Labor & other related	572,229	572,229	-
Other restaurant operating	476,697	476,697	-
Distribution expense to employee partners	-	54,920	54,920
Partner buyout stock compensation expense	-	4,499	4,499
Depreciation & amortization	75,691	73,294	(2,397)
General & administrative	89,868	89,868	-
Provision for impaired assets and restaurant closings	5,281	5,281	-
Income from operations of unconsolidated affiliates	(6,180)	(6,029)	151
Total costs and expenses	2,072,323	2,129,496	57,173
INCOME FROM OPERATIONS	289,783	232,610	(57,173)
OTHER INCOME (EXPENSE), NET	(3,322)	(3,322)	-
INTEREST INCOME	2,529	2,529	-
INTEREST EXPENSE	(1,317)	(1,317)	-
INCOME BEFORE ELIMINATION OF MINORITY
PARTNERS’ INTEREST AND INCOME TAXES	287,673	230,500	(57,173)
ELIMINATION OF MINORITY PARTNERS' INTEREST	39,546	(966)	(40,512)
INCOME BEFORE PROVISION FOR INCOME TAXES	248,127	231,466	(16,661)
PROVISION FOR INCOME TAXES	87,341	80,636	(6,705)
INCOME BEFORE CUMULATIVE EFFECT OF A
CHANGE IN ACCOUNTING PRINCIPLE	160,786	150,830	(9,956)
CUMULATIVE EFFECT OF A CHANGE IN
ACCOUNTING PRINCIPLE (NET OF TAXES)	(4,422)	(740)	3,682
NET INCOME	$ 156,364	$ 150,090	$ (6,274)

Basic earnings per common share
Income before cumulative effect of a change in accounting principle	$ 2.10	$ 1.97	$ (0.13)
Cumulative effect of a change in accounting principle (net of taxes)	(0.06)	(0.01)	0.05
Net income	$ 2.04	$ 1.96	$ (0.08)
Basic weighted average number of common shares outstanding	76,734	76,734

Diluted earnings per common share
Income before cumulative effect of a change in accounting principle	$ 2.03	$ 1.90	$ (0.13)
Cumulative effect of a change in accounting principle (net of taxes)	(0.06)	(0.01)	0.05
Net income	$ 1.97	$ 1.89	$ (0.08)
Diluted weighted average number of common shares outstanding	79,312	79,312

STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Six Months Ended June 30, 2003
	As Originally	Adjusted
	Reported	for Restatement	Change
REVENUES
Restaurant sales	$ 1,330,797	$ 1,330,797	$ -
Other revenues	10,142	10,142	-
TOTAL REVENUES	1,340,939	1,340,939	-
COSTS AND EXPENSES:
Cost of sales	481,187	481,187	-
Labor & other related	327,151	327,151	-
Other restaurant operating	277,647	277,647	-
Distribution expense to employee partners	-	31,032	31,032
Partner buyout stock compensation expense	-	2,690	2,690
Depreciation & amortization	41,783	40,511	(1,272)
General & administrative	47,478	47,478	-
Income from operations of unconsolidated affiliates	(2,995)	(2,939)	56
Total costs and expenses	1,172,251	1,204,757	32,506
INCOME FROM OPERATIONS	168,688	136,182	(32,506)
OTHER INCOME (EXPENSE), NET	(590)	(590)	-
INTEREST INCOME	973	973	-
INTEREST EXPENSE	(777)	(777)	-
INCOME BEFORE ELIMINATION OF MINORITY
PARTNERS’ INTEREST AND INCOME TAXES	168,294	135,788	(32,506)
ELIMINATION OF MINORITY PARTNERS' INTEREST	26,051	2,112	(23,939)
INCOME BEFORE PROVISION FOR INCOME TAXES	142,243	133,676	(8,567)
PROVISION FOR INCOME TAXES	50,070	46,399	(3,671)
NET INCOME	$ 92,173	$ 87,277	$ (4,896)

Basic earnings per common share	$ 1.22	$ 1.15	$ (0.07)
Basic weighted average number of common shares outstanding	75,576	75,576

Diluted earnings per common share	$ 1.18	$ 1.11	$ (0.07)
Diluted weighted average number of common shares outstanding	78,324	78,324